UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, Unilife Corporation (the “Company”) entered into a Consulting Agreement with the Company’s former Chief Executive Officer and Chairman, Alan Shortall, on March 14, 2016 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company agreed to, among other things, issue to Mr. Shortall certain tranches of shares of the Company’s common stock as consideration for the provision of consulting services. As Mr. Shortall is considered to be a “related party” of the Company under the Listing Rules of the Australian Securities Exchange (“ASX”), the Company clarifies that the above-described issuances of shares under the Consulting Agreement will be subject to shareholder approval under ASX Listing Rule 10.11, which the Company intends to seek at the Company’s next annual meeting. The Company filed notice of the foregoing with ASX on March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: April 1, 2016	By:	/s/ John Ryan
		Name:	John Ryan
		Title:	Interim President and Chief Executive Officer, Senior Vice President, General Counsel and Secretary

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